Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

[LOGO] EMMET                      120 Broadway
                            New York, New York 10271
                                  212-238-3000
                                Fax: 212-238-3100

                                www.emmetmarvin.com         Writer's Direct Dial

                                           June 24, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

      Re:   American Depositary Receipts for Common Stock
            of Nomura Holdings, Inc.
            ---------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Common Stock of Nomura Holdings, Inc. for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP